UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2006
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Warwick Valley Telephone Company (the “Company”) announced today that Mr. Herbert Gareiss, Jr. has informed the Company’s Board of Directors that, for health reasons, he will retire from his positions of Chief Executive Officer and President effective January 31, 2007. Mr. Gareiss intends to continue serving as Director.

“The Company is very grateful to Mr. Gareiss for his 26 years of service, most recently as CEO and President,” said Wisner H. Buckbee, Chairman of the Board. “He has helped the Company adjust to difficult changes in the law and the market, making it possible for the Company to take advantage of and create new opportunities.”

The Company intends to begin searching for a successor to Mr. Gareiss promptly.

A copy of the press release containing such announcement is found in Exhibit 99.1 hereto, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

99.1 Press release entitled “WVT’s Gareiss Announces Retirement,” dated December 11, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: December 11, 2006	By: /s/ Herbert Gareiss, Jr. Name: Herbert Gareiss, Jr. Title: President

Exhibit Index

Exhibit No.	Description

99.1	Press release entitled “WVT’s Gareiss Announces Retirement,” dated December 11, 2006.